[GRAPHIC OMITTED][GRAPHIC OMITTED]
 www.dressbarn.com

                                  NEWS RELEASE

CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600
FOR IMMEDIATE RELEASE
MAY 19, 2004


       THE DRESS BARN, INC. REPORTS FISCAL THIRD QUARTER EARNINGS RESULTS


SUFFERN, NY - MAY 19, 2004 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today reported earnings and sales for the third quarter ended April 24, 2004.

For the thirteen-week fiscal period ended April 24, 2004, net earnings increased 107% to $5.4 million, or $0.18 per diluted share, compared to $2.6 million, or $0.09 per diluted share for the same quarterly period in the prior year. As previously reported, net sales for this quarterly period increased 11% to $183.3 million, compared to $165.7 million last year. Same-store sales increased 7% for this quarterly period.

For the nine-month fiscal period ended April 24, 2004, net earnings increased 4% to $16.7 million, or $0.56 per diluted share, compared to $16.0 million, or $0.49 per diluted share last year. Net sales for this nine-month period increased 5% to $546.9 million compared to $519.0 million during the prior year. Same-store sales increased 2% for this period.

"We are pleased with our third quarter results and the increased earnings over last year", said Elliot S. Jaffe, Chairman of The Dress Barn, Inc. "Our results were driven by strong same-store sales and gross margin performance throughout the quarter. Our inventory levels are in line with our current sales trends, and expenses continue to be well controlled."

As of April 24, 2004, the Company operated 793 stores (186 Dress Barn, 54 Dress Barn Woman and 553 Combination Stores) in 45 states.

As previously announced, the Company will host a conference call this afternoon at 3:00 p.m. Eastern Time to review its third quarter financial results.

The conference call will be webcast by CCBN and can be accessed at The Dress Barn, Inc.'s web site at www.dressbarn.com. The dial-in number is (617) 786-2963, the passcode is 66263235. A replay of the call will be available until May 28, 2004 by dialing (617) 801-6888, the passscode is 51870276.

Statements and comments made in this press release and during the scheduled conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 26, 2003 and Form 10-Q for the fiscal quarter ended January 24, 2004. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's expressed written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited
Dollars in thousands except per share amounts

                                                  Thirteen Weeks Ended                      Thirty-Nine Weeks Ended
                                      ----------------------------------------------------------------------------------------
                                         April 24,               April 26,            April 24,            April 26,
                                              2004                    2003                 2004                 2003
                                      -------------          --------------        -------------        -------------

     Net sales                            $183,331    100.0%      $165,692  100.0%     $546,928  100.0%     $518,990   100.0%
     Cost of sales, including
       occupancy and buying costs          119,080     65.0%       110,354   66.6%      350,237   64.0%      337,325    65.0%
                                      -------------          --------------        -------------        -------------
     Gross profit                           64,251     35.0%        55,338   33.4%      196,691   36.0%      181,665    35.0%
     Selling, general and
       administrative expenses              50,388     27.5%        46,973   28.3%      152,102   27.8%      142,671    27.5%
     Depreciation expense                    4,963      2.6%         5,193    3.2%       17,415    3.2%       17,225     3.3%
                                      -------------          --------------        -------------        -------------
     Operating income                        8,900      4.9%         3,172    1.9%       27,174    5.0%       21,769     4.2%
     Interest income                           553      0.2%           507    0.4%        1,767    0.3%        2,891     0.5%
     Interest expense                       (1,347)    (0.7)%            -       -       (3,918)  -0.7%           -        -
     Other income                              381      0.2%           398    0.2%        1,144    0.2%          398     0.1%
                                      -------------          --------------        -------------        -------------
      Earnings before income taxes           8,487      4.6%         4,077    2.5%       26,167    4.8%       25,058     4.8%
     Income taxes                            3,098      1.7%         1,468    0.9%        9,498    1.8%        9,022     1.7%
                                      -------------          --------------        -------------        -------------
        Net earnings                        $5,389      2.9%        $2,609    1.6%      $16,669    3.1%      $16,036     3.1%
                                      =============          ==============        =============        =============
     Earnings per share:
          Basic:                             $0.18                   $0.09                $0.57                $0.50
                                      =============          ==============        =============        =============
          Diluted:                           $0.18                   $0.09                $0.56                $0.49
                                      =============          ==============        =============        =============
     Average shares outstanding
          Basic:                            29,522                  29,125               29,343               31,903
                                      -------------          --------------        -------------        -------------
          Diluted:                          30,370                  29,847               30,031               32,656
                                      -------------          --------------        -------------        -------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
Dollars in thousands

                                                                         April 24,                    April 26,
ASSETS                                                                        2004                         2003
                                                                -------------------          -------------------
Current Assets:
    Cash and cash equivalents                                              $66,248                      $44,720
    Marketable securities and investments                                  127,103                       52,404
    Merchandise inventories                                                112,636                      118,777
    Prepaid expenses and other                                               6,586                        3,233
                                                                -------------------          -------------------
        Total Current Assets                                               312,573                      219,134
                                                                -------------------          -------------------
Property and Equipment                                                     136,557                      136,549
Deferred Income Taxes                                                        8,620                        5,798
Other Assets                                                                 7,464                        4,908
                                                                -------------------          -------------------
                                                                          $465,214                     $366,389
                                                                ===================          ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable- trade                                               $83,751                      $64,853
     Accrued salaries, wages and related expenses                           20,422                       18,869
     Litigation accrual                                                     35,911                        3,686
     Other accrued expenses                                                 32,254                       30,404
     Customer credits                                                        8,792                        7,664
     Income taxes payable                                                    4,197                        7,603
     Current portion of long-term debt                                       1,019                            -
                                                                -------------------          -------------------
        Total Current Liabilities                                          186,346                      133,079
                                                                -------------------          -------------------
Long-Term Debt                                                              32,252                            -
Shareholders' Equity                                                       246,616                      233,310
                                                                -------------------          -------------------
                                                                          $465,214                     $366,389
                                                                ===================          ===================